UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 26, 2018

Oglethorpe Power Corporation

(An Electric Membership Corporation)

(Exact name of registrant as specified in its charter)

GEORGIA	333-192954	58-1211925
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 East Exchange Place
Tucker, Georgia	30084-5336
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

The information related to the Term Sheet and amendments to the Vogtle Joint Ownership Agreements, as discussed in Item 8.01, is incorporated by reference into this Item 1.01.

Item 8.01                                           Other Events.

As previously disclosed, we, Georgia Power Company, the Municipal Electric Authority of Georgia (MEAG), and the City of Dalton, Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners, doing business as Dalton Utilities (Dalton and, together with Georgia Power, OPC, and MEAG, the Co-owners), were required to conduct a vote to continue construction of Plant Vogtle Units No. 3 and No. 4, pursuant to our joint ownership agreements (the Vogtle Joint Ownership Agreements).

On September 26, 2018, the Co-owners received the required vote to continue construction of Plant Vogtle Units 3 and 4.   In connection with the vote to continue construction, Georgia Power entered into a binding term sheet with the other Co-owners and MEAG’s wholly-owned subsidiaries MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, and MEAG Power SPVP, LLC to take certain actions which partially mitigate potential financial exposure for the other Co-owners, including amendments to the Vogtle Joint Ownership Agreements and the purchase of production tax credits (PTCs) from the other Co-Owners (the Term Sheet).  The Co-owners will memorialize the provisions set forth in the Term Sheet in definitive agreements.

In connection with our vote to continue construction with Vogtle Units No. 3 and No. 4, we approved a revised budget of $7.5 billion for our 30% interest in the Vogtle project.  As with our prior budgets and consistent with our conservative budget practices, this budget includes a separate Oglethorpe-level contingency amount in addition to capital costs, allowance for funds used during construction, and our allocation of the project-level contingency.

Amendments to the Vogtle Joint Ownership Agreements

Pursuant to the Term Sheet, the Co-owners would amend the Vogtle Joint Ownership Agreements to provide as follows:

•                  each Co-owner would be obligated to pay its proportionate share of construction costs for Vogtle Units No. 3 and No. 4 based on its ownership interest up to (A) the estimated cost at completion (“EAC”) for Vogtle Units No. 3 and No. 4 which forms the basis of Georgia Power’s forecast of $8.4 billion in Georgia Power’s nineteenth Vogtle Construction Monitoring report (the 19th VCM) filed with the Georgia Public Service Commission (PSC) plus (B) $800 million of additional construction costs;

•                  Georgia Power will be responsible for 55.7% of any construction costs that exceed the EAC in the 19th VCM by $800 million to $1.6 billion (resulting in $80 million of potential additional costs to Georgia Power), with the remaining Co-owners responsible for 44.3% of such costs pro rata in accordance with their respective ownership interests;

•                  Georgia Power will be responsible for 65.7% of any construction costs that exceed the EAC in the 19th VCM by $1.6 billion to $2.1 billion (resulting in a further $100 million of potential additional costs to Georgia Power), with the remaining Co-owners responsible for 34.3% of such costs pro rata in accordance with their respective ownership interests.

If the EAC exceeds the EAC in the 19th VCM by more than $2.1 billion, each of the Co-owners, other than Georgia Power, would have a one-time option to tender a portion of its ownership interest to Georgia Power in exchange for Georgia Power’s agreement to pay 100% of such Co-owner’s remaining share of construction costs in excess of the EAC in the 19th VCM plus $2.1 billion.  In this event, Georgia Power would have the option of cancelling the project in lieu of purchasing a portion of the ownership interest of any other Co-owner.  If Georgia Power accepts the offer to purchase a portion of another Co-owner’s ownership interest in Vogtle Units No. 3 and No. 4, the ownership interest(s) to be conveyed from the tendering Co-owner to Georgia Power would be calculated based on the proportion of the cumulative amount of construction costs paid by each such tendering Co-owner and by Georgia Power as of the commercial operation date of Vogtle Unit No. 4.  For purposes of this calculation, payments made by Georgia Power on behalf of another Co-owner in accordance with the second and third bullets above would be treated as payments made by the applicable Co-owner.

In the event the actual costs at completion are less than the EAC reflected in the 19th VCM report and (A) Vogtle Unit No. 3 is placed in service by the currently scheduled date of November 2021 or (B) Vogtle Unit No. 4 is placed in service by the currently scheduled date of November 2022, Georgia Power would be entitled to 60.7% of the cost savings with respect to the relevant unit and the remaining Co-owners would be entitled to 39.3% of such savings on a pro rata basis in accordance with their respective ownership interests.

For purposes of all of the foregoing provisions, construction costs would not include costs (i) resulting from force majeure events, (ii) legal fees and legal expenses due to litigation with contractors or subcontractors that are not subsidiaries or affiliates of The Southern Company, and (iii) additional costs caused by Co-owner requests other than Georgia Power, except for the exercise of a right to vote granted under the Vogtle Joint Ownership Agreements, that increase costs by $100,000 or more.

Under the Term Sheet, the provisions of the Vogtle Joint Ownership Agreements requiring that Co-owners holding 90% of the ownership interests in Vogtle Units No. 3 and No. 4 vote to continue construction following certain “Project Adverse Events” would be amended.  In particular, an increase in the construction cost estimate for Vogtle Units No. 3 and No. 4 would no longer constitute a “Project Adverse Event” and thus would no longer require a vote.  In addition, the “Project Adverse Event” relating to disallowances of cost recovery by Georgia Power would be amended to exclude any additional amounts paid by Georgia Power on behalf of the other Co-owners pursuant to the Term Sheet provisions described above and the first 6% of costs during any six-month VCM reporting period that are disallowed by the Georgia PSC for recovery, or for which Georgia Power elects not to seek cost recovery, through retail rates.  Under the Term Sheet, the Vogtle Joint Ownership Agreements would be further revised to provide that Georgia Power may cancel the project at any time in its sole discretion.

The Vogtle Joint Ownership Agreements also would be amended to provide that if the holders of at least 90% of the ownership interests fail to vote in favor of continuing the project following any future “Project Adverse Event,” work on Vogtle Units No. 3 and No. 4 would continue for a period of 30 days if the holders of more than 50% of the ownership interests vote in favor of continuing construction (the Majority Voting Owners).  In such a case, the Co-owners (i) would agree to negotiate in good faith towards the resumption of the project, (ii) if no agreement was reached during such 30-day period, the project would be cancelled, and (iii) in the event of such a cancellation, the Majority Voting Owners would be obligated to reimburse any other Co-owner for the costs it incurred during such 30-day negotiation period.

Purchase of PTCs During Commercial Operation

In addition, under the terms of the Term Sheet, Georgia Power agreed to purchase additional PTCs from us, Dalton, MEAG SPVM, MEAG SPVP, and MEAG SPVJ at varying purchase prices dependent upon the actual cost to complete construction of Vogtle Units No. 3 and No. 4 as compared to the EAC included in the 19th VCM report filed with the Georgia PSC.  The purchases will be at the option of the applicable Co-owner.  The purchases will occur during the month after such PTCs are earned and will be at the following purchase prices: (i) 88% of face value if the actual cost remains at or below the EAC reflected in the 19th VCM; (ii) 91% of face value if the actual cost increases by no more than $299 million over the EAC reflected in the 19th VCM; (iii) 95% of face value if the actual cost increases $300 million but less than $600 million over the EAC reflected in the 19th VCM; and (iv) 98% of face value if the actual cost increases by $600 million or more over the EAC reflected in the 19th VCM.

Project Controls

Pursuant to the Term Sheet, the Co-owners will continue to retain a third party to independently consult, advise and report to the Co-owners on issues pertaining to (i) project management and controls, (ii) organizational controls, (iii) commercial management plans and (iv) interim project reports.

The ultimate outcome of these matters cannot be determined at this time.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

10.1	Co-Owner Term Sheet, dated September 26, 2018

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties.  Forward-looking information includes, among other things, statements concerning the execution of definitive agreements related to the Term Sheet and the cost and schedule for Vogtle Units No. 3 and No. 4. We caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside of our control; accordingly, there can be no assurance that such suggested results will be realized. Some of the risks, uncertainties and assumptions that may cause actual results to materially differ from these forward-looking statements are described under “Item 1A — RISK FACTORS” and in other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and under “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” and “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018. We expressly disclaim any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date: September 26, 2018	By:	/s/ Michael L. Smith
Michael L. Smith
President and Chief Executive Officer